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                                                                   EXHIBIT 4.2


                                   KANI, INC.

                   FORM OF REPRESENTATIVES' WARRANT AGREEMENT


Joseph Charles & Associates, Inc.
9701 Wilshire Blvd.
Beverly Hills, CA  90212

Ladies and Gentlemen:

                  Kani, Inc., a California corporation (the "Company"), hereby agrees, on the terms and subject to the conditions of this Warrant Agreement (the "Agreement") to sell and deliver to Joseph Charles & Associates, Inc. ("Holder"), individually as the Underwriter referred to in the "Underwriting Agreement" (as defined below), for a purchase price of $0.001 per "Warrant" (as defined below), Warrants to purchase up to [140,000 in the aggregate] shares of "Common Stock" (as defined below) and Holder agrees, on the terms and subject to the conditions of this Agreement, to purchase such Warrants from the Company. The Warrants shall be evidenced by an instrument in the form annexed hereto as Exhibit "A" (said instrument and all instruments hereafter issued in replacement thereof being hereinafter referred to as the "Warrants"). Each of the Warrants will be exercisable by the "Holder" thereof (as defined below) as to all or any lesser number of shares of the Common Stock covered thereby, at the "Purchase Price" per share (as defined below) at any time and from time to time on and
after 9:00 a.m., Los Angeles time, on           , 1997 and ending at 5:00 p.m.,
Los Angeles Time, on          , 2001.

                  The delivery of the Warrants and payment of the purchase price of the Warrants are to be made on the "Closing Date" (as defined in the Underwriting Agreement defined below), at the offices of the Holder, 9701 Wilshire Blvd., Beverly Hills, California, or such other time and place as may be agreed upon between Holder and the Company (the "Closing Time").

1. Definitions. As used in this Agreement, the following terms, unless the context otherwise clearly requires, shall have for all purposes the following respective meanings, and capitalized terms used herein without definition shall have the meanings ascribed to them in the Underwriting Agreement:

         (a) The term "Common Stock" refers to the Common Stock, no par value, of the Company, and all other shares of any class or classes (however designated) of the common stock of the Company, now or hereafter authorized, the holders of which by operation of law shall have the right, without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference, and the holders of which ordinarily, in the absence of contingency, shall be entitled to vote for the election of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency), other than those directors of the Company (constituting a portion of the Board of Directors) who, pursuant to the Articles of
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Incorporation or other charter documents of the Company, are to be elected by a designated class or series of the capital stock of the Company.

         (b) The term "Warrant Shares" refers to the shares of Common Stock (or Other Securities) issuable under this Warrant Agreement pursuant to the exercise, in whole or in part, of the Warrants.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 below or otherwise.

         (d) The term "Prospectus" refers to the prospectus which is part of the Company's Registration Statement on Form S-1 (No. 333- ) in the form first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the applicable rules and regulations (the "Rules and Regulations") of the Commission under the Securities Act of 1933, as amended (the "Act").

         (e) The term "Purchase Price" refers to the per share purchase price of the Warrant Shares subject to this Warrant Agreement. The Purchase Price shall initially be $ per share (120% of the per share price to the public), subject to adjustment as provided in Section 6 below.

         (f) The term "Registration Statement" refers to the Company's
Registration Statement on Form S-1 (No. 333-      ), as amended, when it first
became effective under the Act.

         (g) The term "Holder" when used with respect to the Warrants or the Warrant Shares, shall mean the person registered on the books and records of the Company as being the holder of record of the Warrants or the initial Holder or Holders of the Warrant Shares, as the case may be, and, so long as Holder holds of record any Warrants or Warrant Shares, it shall be included in the definition of "Holder," and any action to be taken or approval to be given by the Holders, shall, unless otherwise provided in this Agreement, require the action by, or approval of, the Holder or Holders of at least that number of Warrants and Warrant Shares which in the aggregate shall constitute a majority of all Warrant Shares issued or issuable under this Agreement.

         (h) "Common Stock Outstanding" shall mean the aggregate of all Common Stock outstanding plus all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

         (i) "Convertible Securities" shall mean any indebtedness, shares of stock or other rights granted by the Company (other than Options) convertible into or exchangeable for Common Stock.


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         (j) "Options" shall mean any rights, warrants or options granted by the
Company to purchase Common Stock or Convertible Securities.

2.1 Representations and Warranties. The Company represents and warrants to Holder as follows:

         (a) Corporate Action. The Company has all requisite power and authority, and has taken all necessary action, to enter into and perform all of its obligations under this Agreement, to issue and deliver the Warrants and to authorize and reserve for issuance, and upon payment from time to time of the Purchase Price in accordance with the terms of this Agreement, to issue and deliver, the Warrant Shares; and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         (b) Outstanding Common Stock. The outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable and free of preemptive rights. The Warrant Shares (i) are duly authorized by the Company's charter documents, (ii) have been duly and validly authorized to be issued and adequately reserved by the Board of Directors of the Company, and (iii) will, when issued and delivered to the Holders in accordance with this Agreement, be duly and validly issued, fully paid and non-assessable, and free and clear of all liens, charges, encumbrances or rights of others except for those which may be created by the Holder. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive or similar rights to subscribe for or purchase Warrant Shares or other shares of capital stock of the Company and, except as otherwise set forth or incorporated by reference in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of the Company.

         (c) No Violation. Neither the execution or delivery of this Agreement, the consummation of the transactions contemplated by this Agreement nor compliance with the terms and provisions of this Agreement will conflict with or constitute a breach of, or a default (with the passage of time or otherwise) under, or result in the imposition of a lien on any properties of the Company, or an acceleration of indebtedness pursuant to, the charter or bylaws, or other equivalent instruments, of the Company or any bond, debenture, note or other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or order of any court or governmental agency or authority applicable to the Company or any of its properties or assets (subject to the accuracy of the representations and warranties of Holder set forth herein). No consent, approval, authorization or other order of any regulatory body, administrative agency, or other governmental body is required for the valid issuance and sale of the Warrant Shares to Holder or the other transactions contemplated by this Agreement except for registration under the federal securities laws and for permits and similar authorizations required under state Blue Sky laws or similar laws.


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         (d) Underwriting Agreement. All representations and warranties made by the Company in Section 1 of the Underwriting Agreement, dated
                 , 1996, by and among the Company, Joseph Charles & Associates,
 Inc. and                    (the "Underwriting Agreement"), will be true and
correct at and as of the Closing Time and are hereby incorporated by reference into this Agreement as if such representations and warranties were set forth herein.

2.2 Representations and Warranties of Holder. Holder represents and warrants to the Company that it has all requisite power and authority, and has taken all necessary action, to enter into and perform all of its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except (i) as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws or equitable principles now or hereafter in effect relating to or affecting creditors rights generally (collectively, the "Equitable Defenses") and (ii) insofar as the indemnification and contribution provisions hereof may be limited under federal and state securities laws and the public policies underlying such laws. Holder represents and warrants to the Company that it is acquiring the Warrants and the Warrant Shares for investment purposes, and without a view to or for the resale thereof.

3. Compliance with the Act.

         (a) Transferability of Warrants. Holder agrees that the Warrants may
not be transferred, sold, assigned or hypothecated before             , 1997,
except (i) to its successors in a merger or consolidation or other business combination; (ii) to purchasers of all or substantially all of its assets;
(iii) to any officers or partners of Holder; or (iv) by operation of law. Holder further agrees that the Company shall have no obligation to effect any transfer of the Warrants during the respective time periods referred to above, except in accordance with applicable federal and state securities laws and unless the transferee, purchaser, assignee or pledgee, as the case may be, shall have executed an agreement obligating the transferee to comply with all terms and conditions of this Warrant Agreement applicable to the transferor.

         (b) Transferability of Warrant Shares.

                    (i) Except as otherwise provided in this Section 3(b), each certificate for Warrant Shares initially issued upon the exercise of any Warrants, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The Shares represented by this certificate are subject to the
         conditions specified in a certain Warrant Agreement dated      , 1996.
         No transfer, sale, pledge, hypothecation, encumbrance or other disposition of the Shares represented by this certificate shall be valid or effective until registered or the Company has received an opinion of counsel, satisfactory to it, that the transaction is exempt from registration, and until such conditions as are contained in the Warrant Agreement have been fulfilled. A copy of the form of the Warrant Agreement is on


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         file at the offices of Kani, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement."

                   (ii) Prior to any transfer, sale, pledge, assignment, hypothecation or other disposition (each, a "Transfer") of any Warrant Shares or the Warrant, the Holder of such Warrant Shares or Warrant shall (a) give ten days' prior written notice (a "Transfer Notice") to the Company of such Holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and (b) obtain from counsel to such Holder an opinion reasonably satisfactory to the Company that the proposed Transfer of such Warrant Shares or Warrant may be effected without registration under the Act, any applicable state securities laws, and in accordance with the provisions of this Agreement. The Company shall be deemed to have consented to such transfer if it has not notified the Holder of such Warrant Shares or Warrant within three business days of receipt of the Transfer Notice and opinion that it objects to such transfer, and such Holder shall thereupon be entitled to Transfer such Warrant Shares and Warrant in accordance with the terms of the Transfer Notice. Each certificate evidencing such Warrant Shares issued upon such Transfer shall bear the restrictive legend set forth in Section 3(b)(i), unless in the opinion of counsel to such Holder, which opinion shall be reasonably satisfactory to the Company, such legend is not required in order to ensure compliance with the Act.

                  (iii) Notwithstanding the foregoing provisions of this Section 3(b), the restrictions imposed by items (i) and (ii) of this Section upon the transferability of the Warrant Shares and the legend requirements of Section 3(b)(i) shall terminate as to any particular Warrant Shares (A) when and so long as such security shall have been effectively registered under the Act and disposed of pursuant thereto, or (B) when the Company shall have delivered to the Holder or Holders of any Warrants or Warrant Shares the written opinion of counsel to the Company, which opinion of counsel shall be reasonably satisfactory to such Holder or Holders, stating that such legend is not required in order to ensure compliance with the Act. Whenever the restrictions imposed by this Section shall terminate as to any Warrant Shares, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Warrant Shares in the name of the same Holder not bearing the restrictive legend set forth in Section 3(b)(i).

         (c) Piggyback Registration of Warrant Shares. If, at any time during the period commencing on the Closing Date and ending on the date which is five years after the Closing Date, the Company shall propose to register any shares of Common Stock or Other Securities (but excluding any registration pursuant to Form S-8 or Form S-4 or any successor or comparable form thereto), the Company shall (i) give each Holder written notice, or telegraphic, telecopy or telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration at least 10 business days prior to the filing of such registration statement and, (ii) upon written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, given to the Company by any Holder within five business days after the giving of such written confirmation or written notice by the Company, the Company shall include or cause to be included in any such registration statement all or such portion of the Warrant Shares as such Holder may request (to the extent such Warrant Shares may be included in such registration


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statement); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of the Common Stock or Other Securities originally proposed to be registered; and provided further, that in connection with any registered public offering involving an underwriting, the managing underwriter may (if in its opinion marketing factors so require) limit the number of securities (including any Warrants or Warrant Shares) included in such offering (other than securities of the Company). In the event of any such limitation, the total number of Warrant Shares to be offered for the account of the Holders participating in the registration shall be reduced pro rata in proportion to the respective number of shares requested to be included therein (other than securities being issued or sold by the Company) to the extent necessary to reduce the total number of shares proposed to be registered to the number of shares recommended by the managing underwriter.

         (d) Demand Registration. In addition, at any time during the period commencing on the Closing Date and ending on the date which is five years after the Closing Date, upon written, telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, from any Holder or Holders (the "Requesting Holders") of that number of Warrants and Warrant Shares which in the aggregate shall constitute a majority of all Warrant Shares issued or issuable under this Agreement (excluding Warrant Shares which have been previously sold, transferred or otherwise disposed of in a registered public offering, pursuant to Rule 144 under the Act, as such rule may be amended from time to time, or pursuant to Regulation S under the Act, as such Regulation may be amended from time to time), that such Holder or Holders request the registration under the Act of any of the Warrant Shares, the Company, as promptly as possible after the receipt of such notice, but in any event within 45 days of the receipt of such notice shall file a registration statement with respect to the offering and sale or other disposition of the Warrant Shares with respect to which it shall have received such notice. Such registration may, if the Company satisfies the applicable requirements, be made on Form S-3. If a registration requested pursuant to this Section 3(d) is an underwritten registration, the Company and other holders of securities of the Company may include securities in such registration without the written consent of the Holders of the Warrant Shares for which registration has been requested pursuant to this Section 3(d) if, but only if, in the case of other holders of Securities of the Company, the managing underwriters of such registration advise the Company in writing that in their opinion such inclusion will not materially adversely affect the successful marketing of the Warrant Shares. The Company shall be obligated to file only one registration statement pursuant to this
Section 3(d), whether or not the registration statement at the time it becomes effective covers all or a portion of the Warrant Shares. The Holders shall not be deemed to have effected a demand registration pursuant to this Section 3(d) unless and until the Registration Statement is declared effective. Notwithstanding the foregoing, the Company shall not be required to effect a registration under this Section 3(d) if, the Company in good faith gives written notice to the participating Holders of Warrant Shares that it has determined to prepare a Company-initiated registration statement in which, on the terms and subject to the conditions set forth herein, such Holders may participate, and the Company is actively employing in good faith reasonable efforts to cause such registration statement to be filed and thereafter to become effective, or if the Board of Directors of the Company determines for any reason that it would not be in the


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best interests of the Company to file such registration statement at the time of the receipt of the request, the Company may defer such filing for up to 120 days.

         (e) Company's Obligations in Registration. If any Holder timely elects to participate in an offering by including Warrant Shares in a registration statement pursuant to Section 3(c) or (d) above, the Company shall use its reasonable best efforts to effect such registration to permit the sale of Warrant Shares in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

                  (i) notify the Holders as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date thereof;

                  (ii) use its reasonable best efforts to cause any registration statement filed under the Act pursuant to Section 3(c) or (d) above to become effective at the earliest possible date (subject to the Company's right to withdraw any registration statement pursuant to Section 3(c) above) after the filing thereof and to comply with all applicable rules and regulations of the Commission in connection therewith; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents which would be incorporated or deemed to be incorporated by reference in the registration statement after the initial filing of any registration statement, the Company will furnish to the Holders, their respective counsel and the underwriters, if any, to be engaged in connection with the offering and sale by the Company (for purposes of this Section 3(e), the "Underwriters"), copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders, their respective counsel and the Underwriters, and the Company will not file any registration statement, or amendment thereto or any prospectus or any supplement thereto relating in whole or in part to the Holders' Shares (including such documents incorporated or deemed to be incorporated by reference) to which the Holders or the Underwriters, if any, shall reasonably object; provided, however, if such Holders object to a registration statement pursuant to Section 3(c) above, they shall withdraw from such registration statement;

                  (iii) notify the Holders (1) when the registration statement or any post-effective amendment becomes effective, (2) when a prospectus or prospectus supplement or post-effective amendment has been filed, (3) of any request by the Commission for amendments, supplements or additional information related to a registration statement or prospectus or otherwise, (4) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose known to the Company, or (5) of the receipt by the Company of any notification with respect to the suspension of qualification of the Warrant Shares for sale in any jurisdiction in which they were qualified or of the initiation, or the threatening, of any proceedings for that purpose;

                  (iv) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Warrant Shares for sale in any jurisdiction in which they were qualified, at the earliest possible moment;


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                  (v) if reasonably requested by the Underwriters, if any, or the Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information as the Company and the Holders and the Underwriters, if any, agree should be included therein relating to the sale and distribution of the Warrant Shares, including, without limitation, information with respect to the number of Warrant Shares being sold to such Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the underwritten offering of the Warrant Shares to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and supplement or amend any registration statement if reasonably requested by the Holders or any Underwriter of Warrant Shares covered by such Warrant Shares;

                  (vi) furnish to each of the Holders whose Warrant Shares have been included therein, their respective counsel and each Underwriter, if any, without charge, at least one signed copy of any registration statement (including all amendments thereto) and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (vii) during the time when a prospectus is required to be delivered under the Act in connection with the distribution of the Warrant Shares, comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations promulgated by the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Warrant Shares (which period shall be limited to the period the Company otherwise maintains the registration statement in effect in the case of a registration statement pursuant to Section 3(c), above, and 120 days in the case of a registration statement pursuant to Section 3(d), above). If at any time when a prospectus relating to the Warrant Shares is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Holders, the prospectus relating to the Warrant Shares as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Act, the Company will use its best efforts promptly to prepare and file with the Commission an appropriate amendment or supplement (in form reasonably satisfactory to the Holders);

                  (viii) make generally available to its security holders as soon as practicable but not later than 15 months following the effective date of such Registration Statement, an earnings statement or statements of the Company and its subsidiaries covering a period of at least twelve months beginning after the effective date of the registration statement (but in no event commencing later than 90 days after such date), which shall satisfy the provisions of
Section 11(a) of the Act and Rule 158 promulgated thereunder;

                  (ix) prepare and promptly file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such


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registration statement continuously effective for a period of 120 days; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition as set forth in such registration statement or supplement to such prospectus;

                  (x) deliver to each of the Holders, their respective counsel and the Underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Holders and each of the Underwriters, if any, in connection with the offering and sale of the Warrant Shares covered by such prospectus or any amendment or supplement thereto;

                  (xi) prior to any public offering of Warrant Shares, register or qualify or cooperate with the Holders, the Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Warrant Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Holders or any Underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the applicable registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Warrants and the Warrant Shares covered by the applicable registration statement; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (xii) cooperate with the Holders and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Warrant Shares to be sold which certificates shall not bear any restrictive legends; and enable such Warrant Shares to be in such denominations and registered in such names as the Underwriters may request at least two business days prior to any sale of Warrant Shares to the Underwriters;

                  (xiii) enter into such agreements in form and substance reasonably acceptable to the Company and its counsel (including an underwriting agreement) and take all such other actions in connection therewith as may be necessary to expedite or facilitate the disposition of such Warrant Shares and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) in the case of an underwritten offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and obtain (a) opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters) addressed to the Underwriters covering the matters customarily covered in opinions requested by underwriters in underwritten offerings and such other matters as may be reasonably requested by the Underwriters and (b) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory


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to the Holders) addressed to the Holders covering matters reasonably requested by the Holders; (2) obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is or is required to be included in the registration statement) addressed to the Holders and each of the Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to underwriters in connection with underwritten offerings; (3) if an underwriting agreement is entered into, the same shall set forth in full the indemnification and contribution provisions and procedures of Section 3(f) hereof (or such other indemnification and contribution provisions as shall be acceptable to the Holders and the Underwriters of such underwritten offering) with respect to all parties to be indemnified pursuant to said section (and each participating Holder shall agree to enter into such agreement and provide the indemnification to the Company contained in Section 3(f) hereof); and (4) the Company shall deliver such documents and certificates as may be requested by the Holders and the Underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                  (xiv) pay all costs and expenses incident to the performance of the Company's obligations under Sections 3(c) and (d) above and under this
Section 3(e) (collectively "Registration Expenses"), including without limitation the fees and disbursements of the Company's auditors, legal counsel, and of legal counsel responsible for qualifying the Warrant Shares under Blue Sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the Warrant Shares, and all expenses in connection with the qualification of the Warrant Shares under applicable Blue Sky laws reasonably designated by the Holders; provided, that in no event shall Registration Expenses include any underwriting discounts, commissions or fees or the fees of counsel retained by the Holders or Underwriters in either case in connection with the sale of Warrant Shares pursuant to Section 3(c) or 3(d) above; and

                  (xv) in connection with the filing of a registration statement pursuant to Section 3(c) or (d) above, use its reasonable best efforts to obtain indemnification of the Holders by the Underwriter to the same extent said Underwriter provides indemnification to the Company (but only if such Holders provide a reciprocal indemnification).

         As used in this Section 3(e), the term "Holders" refers only to those Holders who have timely elected to participate in an offering. In addition to the rights granted to the participating Holders as a group, all notifications, approvals and other rights granted to the Holders in this Section 3(e) may be separately exercised by Holder (other than the right to demand registration pursuant to Section 3(d) above), but only if they are participating Holders in the offering.


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         (f) Indemnification.

                  (i) The Company shall indemnify and hold harmless Holder, the Holders and any underwriter (as defined in the Act) for Holder, and the Holders, and each person, if any, who respectively controls (within the meaning of Section 15 of the Act) Holder or any of the Holders or such underwriter against any losses, claims, damages or liabilities (or actions in respect thereof) and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which Holder, the Holders or such underwriter or such controlling person becomes subject, under the Act, the Exchange Act, or other federal or state statute, law or regulation, at common law or otherwise, insofar as any such loss, liability, claim, damage or expense (or actions in respect thereof)
(1) arises out of or is based upon any breach of any representation, warranty, or covenant of the Company in this Agreement or upon any untrue statement or alleged untrue statement of any material fact contained in (A) Section 2 of this Agreement, (B) any registration statement (including the Registration Statement) covering the Warrant Shares as originally filed or in any amendment thereof, in the prospectus contained therein or in an amendment or supplement thereto, or
(C) in any application or other document, or any amendment or supplement thereto (in this Section collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the Commission or any securities association or securities exchange, or (2) arises out of or is based upon the omission or alleged omission to state in any of the documents described in subclauses (A), (B) or (C) above, a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified person, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be obligated to indemnify in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information furnished to the Company by the indemnified person specifically for use therein. The Company will not, without the prior written consent of Holder (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Holder is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all indemnified parties from all liability arising out of such claim, action, suit or proceeding, satisfactory in form and substance to Holder.

                   (ii) Holder (whether or not it is a party), and each Holder that sells all or a part of the Warrant Shares pursuant to the Registration Statement, agrees to indemnify and hold harmless the Company and each of its directors and officers who have signed the Registration Statement, any other Holder of Warrant Shares included in such registration statement, and any underwriter (as defined in the Act) for the Company or the Holders of Warrant Shares, and each person, if any, who controls (within the meaning of Section 15 of the Act) the Company or such underwriter to the same extent as the indemnity by the Company in Section 3(f)(i) but only with respect to any untrue statement or alleged untrue statement or omissions or alleged omissions, if any, made in the Registration Statement, or any amendment thereto, or in any application in reliance upon, and in conformity with, written information furnished by it or Holder to the Company or such controlling person expressly for use in the Registration Statement, or any amendment or supplement thereto, or any application, as the case may be. Neither Holder nor any such Holder shall, without the prior written consent of the Company (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all indemnified parties from all liability arising out of such claim, action, suit or proceeding, satisfactory in form and substance to the Company. If any action shall be brought in respect of which indemnity may be sought against any of the Holders, such person shall have the rights and duties given to the indemnifying party, and the persons so indemnified shall have the rights and duties given to the indemnified party, by the provisions of Section 3(f)(iii) below;

                  (iii) If any action is brought against a person in respect of which indemnity may be sought hereunder against an indemnifying party, such person shall promptly notify the indemnifying party in writing of the institution of such action and the indemnifying party shall assume the defense of the action, including the employment of counsel satisfactory to the indemnified person and payment as incurred of all fees and expenses related thereto. The indemnified person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless (1) the employment of such counsel and the payment of fees and expenses thereof shall have been authorized in writing by the indemnifying party in connection with the defense of the action or (2) the indemnifying party shall have failed promptly after notice by such indemnified person to assume the defense of such action or proceeding and to employ counsel satisfactory to the indemnified person in any such action or proceeding or (3) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified person and the indemnifying party, and such indemnified person shall have been advised by counsel that there is an actual conflict in such representation (in which case, if such indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified person. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent. The indemnity agreements contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person, and shall survive any termination of this Agreement. The indemnifying party agrees promptly to notify the indemnified party of the commencement of any litigation or proceedings against the indemnifying party or any of its officers or directors in connection with the registration statement pursuant to Section 3(c) or (d) above.

                   (iv) If the indemnification provided for in items (i), (ii) and (iii) of this Section 3(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in item (iii) of this Section 3(f), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this item (iv) of this Section 3(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. If the full amount of the contribution specified in this item (iv) of this Section 3(f) is not permitted by law, then such indemnified person shall be entitled to contribution from the indemnifying party to the full extent permitted by law. Notwithstanding the provisions of this Section 3(f)(iv), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Warrant Shares of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No party found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any party who was not found guilty of such fraudulent misrepresentation.

4. Exercise of Warrants.

         (a) Exercise of Warrants. The Warrants may be exercised in full or in part by the Holder thereof by surrender of (i) the Warrants, with the Election to Purchase attached thereto duly executed by such Holder, to the Company at its offices at 228 Manhattan Beach Blvd., Suite 200, Manhattan Beach, California, or at such other office or agency as the Company may from time to time designate in writing, accompanied by payment, in cash or by certified or bank cashier's check payable to the order of the Company, in the amount obtained by multiplying the number of Warrant Shares designated by the Holder in the Election to Purchase by the Purchase Price per share and (ii) an acknowledgment by the purchasing Holder that it will not dispose of the Warrant Shares except in compliance with Section 3(b) hereof, the Act and any applicable state securities laws. Upon any partial exercise of the Warrants, the Company at its expense will forthwith issue and deliver to the purchasing Holder a new Warrant, in the name of such Holder on the face or faces of the Warrants for the number of Warrant Shares equal to the number of shares called for on the face of the surrendered Warrant (after giving effect to any adjustment therein as provided in Section 6 below) minus the number of such Warrant Shares (after giving effect to such adjustment) purchased by the Holder pursuant to such exercise.

         (b) Company to Reaffirm Obligations. On the date of any exercise of any Warrants (except that if, upon such date, the stock transfer books of the Company shall be closed, in which case on the next succeeding date on which the transfer books are open) the Holder exercising the same shall be deemed to have become, and therefor shall be considered, a holder of record of the shares of Common Stock purchased upon such exercise for all purposes. Holders of Warrants shall have no rights of share ownership until they exercise their Warrants. The Company will, at the time of any exercise of any Warrant, upon the request of the Holder thereof, acknowledge in writing its continuing obligation to afford to that Holder any rights (including without limitation any right to registration of the Warrant Shares issued upon such exercise) to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Agreement; provided, however, that if the Holder of a Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any of such rights.

5. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of any Warrants and in any event within five business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the purchasing Holder a certificate or certificates for the number of fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise, plus cash, in lieu of any fractional share to which such Holder would otherwise be entitled, as provided in Section 6(a) of this Agreement, together with any Other Securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to
Section 6 of this Agreement or otherwise.

6. Anti-dilution Provisions. The Warrants are subject to the following additional terms and conditions:

         (a) Fractional Shares. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver an amount, in cash, and rounded to the nearest whole cent equal to the product of
(x) the Current Market Price (as defined below) of a full share of the Common Stock as of the last trading day prior to the exercise date multiplied by (y) the fractional amount.

         (b) Adjustment for Change in Capital Stock. If, after the date of this Agreement, the Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock (including Common Stock);

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

                  (4) issues by reclassification of its Common Stock any shares of its capital stock or other securities (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation);

then the Purchase Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Purchase Price shall be equal to the price determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be (x) the total number of outstanding shares of Common Stock of the Company immediately prior to such event; and the denominator of which shall be (y) the total number of outstanding shares of Common Stock of the Company, or such shares of its capital stock or other securities issued in connection with any such reclassification, immediately after such event, as appropriate, and, as so adjusted or readjusted, the Purchase Price shall remain in effect until a further adjustment or readjustment is required by this Section 6(b).

                  The adjustment shall become effective on (x) in the case of a dividend or distribution, the earlier of the record date or the distribution date and (y) in the case of a subdivision, combination or reclassification, the earlier of the record date or the effective date; provided, that such adjustment shall be reversed and shall be of no effect if such dividend or distribution, or such subdivision, combination or reclassification is not in fact effected.

                  Whenever the Purchase Price payable upon exercise of each Warrant is adjusted pursuant to this Section 6(b), the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such event by the Purchase Price in effect on the date thereof and dividing the product so obtained by the Purchase Price, as adjusted.

         (c) Adjustments For Other Distributions. If, after the date of this Agreement the holders of Common Stock shall generally have received, or (on or after the record date fixed for the determination of eligible stockholders) shall generally have become entitled to receive in respect of the Common Stock
(i) securities other than capital stock, (ii) evidences of its indebtedness,
(iii) assets (excluding cash dividends made in the ordinary course of business), or (iv) rights, options or warrants or convertible or exchangeable securities (other than Convertible Securities or Options) containing the right to subscribe for or purchase securities of the Company, then, and in each such case the holder of each Warrant, upon the exercise thereof as provided in Section 4 above, shall be entitled to receive the amount of securities, indebtedness, assets (including cash in the case referred to in subdivision (iii) of this Section 6(c)) and rights which such Holder would hold on the date of such exercise if on the date of this Agreement such Holder had been the holder of record of the number of shares of Common Stock called for on the face of the Warrant held by such Holder and had thereafter, during the period from the date of this Agreement to and including the date of such exercise, retained such shares receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 6.

         (d) Excluded Events. Notwithstanding anything in this Section 6 to the contrary, the Purchase Price shall not be adjusted by virtue of (i) the conversion of the Warrants or any other convertible securities of the Company outstanding on the date hereof or the existence or exercise of any other warrants or options of the Company outstanding on the date hereof, or (ii) the repurchase of shares from the Company's employees, consultants, officers, or directors at such person's cost (or at such other price as may be agreed to by the Company's Board of Directors), or (iii) the issuance or sale of, or the grant of options to purchase, Common Stock to employees, directors, or officers of, or consultants to, the Company or its subsidiaries, if any, pursuant to stock option plans currently existing, or hereafter approved by the shareholders of the Company.

         (e) Current Market Price. For the purpose of any computation under this
Section 6, the "Current Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before such date. The closing price for each day shall be the last reported sale price, regular way, or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the NASDAQ National Market System, or if the Shares are otherwise securities for which transaction reports are required to be made on a real-time basis pursuant to an effective transaction reporting plan under rule 11a3-1 of the Rules of the Commission under the Exchange Act, the last reported sales price, or if they are not listed or admitted to trade, and if last sale data is not then available from NASDAQ, but are traded in the over-the-counter market, the average of the representative closing bid and asked quotations for the Common Stock on NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

         (f) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares purchasable upon the exercise of each Warrant. Any adjustments that by reason of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and, notwithstanding the foregoing, all adjustments so carried forward shall be made at the time of, and in connection with, each exercise of any of the Warrants. All calculations shall be made to the nearest one-thousandth of a share, or cent, as the case may be.

         (g) Other Securities. If at any time, as a result of an adjustment made pursuant to this Section 6, the Holders shall become entitled to purchase any shares of capital stock or other securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Purchase Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 6; and the provisions of Sections 3, 4 and 7, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such Other Securities.

         (h) Consolidations, Mergers and Other Transactions. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement whereby each Holder shall have the right thereafter upon payment of the Purchase Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property, if any, which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6 shall similarly apply to successive consolidations, mergers, sales or conveyances. Each Holder of Warrants shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of warrants or with respect to the method employed and provided therein for any adjustments.

         (i) Notice of Adjustments. Whenever the Purchase Price or the kind or amount of securities purchasable under the Warrants shall be adjusted pursuant to any of the provisions of this Warrant Agreement, the Company shall forthwith thereafter cause to be sent to Holder and all other Holders a certificate setting forth the adjustments in the Purchase Price and in said number of shares, and also setting forth in detail the facts requiring such adjustments.

         (j) Notice of Certain Events. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person, or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each Holder a notice specifying the date upon which any such record is to be taken for the purpose of such dividend, distribution or right, stating the amount and character of such dividend, distribution or right, and the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least five days prior to the proposed record date therein specified.

         (k) Other Events Altering Purchase Price. Upon the occurrence of any event not specifically denominated in this Section 6 as altering the Purchase Price and the amount of Common Stock purchasable upon the exercise of the Warrants, if the reasonable exercise of the business judgment of the Board of Directors of the Company requires, on equitable principles, the alteration of the Purchase Price and corresponding adjustment to the number of shares into which the Warrants are exercisable, the Purchase Price and such number of shares shall be equitably altered.

7. Further Covenants of the Company. The Company hereby agrees as follows:

         (a) Reservation of Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Warrant Shares from time to time issuable upon the exercise of the Warrants.

         (b) Title to Stock. All of the Warrant Shares delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable; each Holder of a Warrant shall receive good and marketable title to the Warrant Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities, and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         (c) Exchange of Warrants. Subject to Section 3(a) hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder, calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrants so surrendered.

         (d) Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement by the Warrant Holder reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender by the Holder and cancellation of such Warrants, the Company at its expense will execute and deliver, in lieu thereof, new Warrants of like tenor.

         (e) Reporting by the Company. The Company agrees that during the term of the Warrants, it will use its best efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act. The Company will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrant Shares without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

8. Other Holders. The Warrants are issued upon the following terms, to all of which each Holder or owner thereof by the taking thereof consents and agrees as follows: (a) any person who shall become a transferee, within the limitations on transfer imposed by Section 3(a) hereof, of a Warrant properly endorsed, shall take such Warrant subject to the provisions of Sections 3(a) and 3(b) hereof and thereupon shall be authorized to represent that such transferee is the absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; and (b) each prior taker or owner waives and renounces all equities or rights in such Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; and (c) until such time as the respective Warrant is transferred on the books of the Company, the Company may treat the registered Holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

9. Miscellaneous. All notices, certificates and other communications from or at the request of the Company to the Holder of any Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to the Holder at the address specified above, or such other address as the Holder may have furnished to the Company in writing. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Notwithstanding the foregoing, the provisions of Section 6 hereof cannot be changed, waived, discharged or terminated in a manner adverse to the Holders without the written consent of either Holder or one or more Holder or Holders who collectively own, of record, that number of Warrants and/or Warrant Shares which in the aggregate shall constitute a majority of all Warrant Shares issued or issuable under this Agreement (excluding Warrant Shares which have been previously sold, transferred or otherwise disposed of in a registered public offering, pursuant to Rule 144 under the Act, as such Rule may be amended from time to time, or pursuant to Regulation S, as such regulation may be amended from time to time). The headings in this Warrant Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

10. GOVERNING LAW. THIS WARRANT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed on this day of , 1996 by its proper corporate officers thereunto duly authorized.

                                   KANI, INC.


                                   By:_______________________________
                                   Its:______________________________


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written

JOSEPH CHARLES & ASSOCIATES, INC.


By:______________________________
   Name: Richard Rappaport
   Title: Managing Director

                                    Exhibit A

                                 FORM OF WARRANT


THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS
SPECIFIED IN A WARRANT AGREEMENT, DATED                       , 1996
BY AND BETWEEN KANI, INC. AND JOSEPH CHARLES & ASSOCIATES, INC. AND
                  . NO TRANSFER, SALE, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL REGISTERED OR THE COMPANY HAS BEEN ADVISED BY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THE SHARES WILL BE TRANSFERRED IN A TRANSACTION EXEMPT FROM REGISTRATION AND UNTIL SUCH CONDITIONS IN THE WARRANT AGREEMENT HAVE BEEN FULFILLED. A COPY OF THE FORM OF SAID WARRANT AGREEMENT IS ON FILE AT THE OFFICES OF KANI, INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH WARRANT AGREEMENT. THIS WARRANT IS NON-TRANSFERRABLE EXCEPT AS PROVIDED IN THE WARRANT AGREEMENT.

No. __________________________

                Warrant to Purchase up to ____________ Shares of
               Common Stock EXERCISABLE COMMENCING 9:00 A.M.,
                            LOS ANGELES TIME, ON
                        ________________, 1997 AND ENDING
                         5:00 P.M., LOS ANGELES TIME, ON
                               _____________, 2001

                                   KANI, INC.

                          COMMON STOCK PURCHASE WARRANT

                  THIS CERTIFIES that Joseph Charles & Associates, Inc., or registered assigns, is the holder (the "Holder") of this Warrant to purchase, subject to adjustment, the number of fully paid and nonassessable shares set forth above (the "Warrant Shares") of Common Stock, no par value (the "Common Stock"), of Kani, Inc., a California corporation (the "Company"), at the per share exercise price, subject to adjustment (the "Purchase Price"), set forth in
the Warrant Agreement, dated       , 1996 (the "Warrant Agreement"), between the
Company and Joseph Charles & Associates, Inc. and       at any time prior to the
Expiration Date (defined below), by surrendering this Warrant, with the form of subscription set forth hereon duly executed, to the Company at the Company's offices at 228 Manhattan Beach Blvd., Suite 200, Manhattan Beach, California, or at such other office or agency as the Company may designate and by paying in full in the manner provided in Section 4 of the Warrant Agreement, the Purchase Price for the Warrant Shares then purchased. Payment of the Purchase Price may be made in cash or by certified or bank cashier's check payable to the order of the Company, or by surrender of a portion of this Warrant, as provided in Section 4(c) of the Warrant Agreement.

                  This Warrant may be exercised at any time and from time to time, in whole or in part, at the option of the Holder, commencing 9:00 a.m.,
Los Angeles time, on              , 1997 until 5:00 p.m., Los Angeles time, on
                  , 2001 (the "Expiration Date"). Upon the purchase of fewer than all of the Warrant Shares, there shall be issued to the Holder a new Warrant exercisable for the number of Warrant Shares for which this Warrant has not been exercised or surrendered as payment. Prior to the Expiration Date, the Holder shall be entitled to exchange this Warrant, without charge, for another Warrant or Warrants exercisable for the same aggregate number of Warrant Shares.

                  This Warrant is issued under and in accordance with the Warrant Agreement and, except as otherwise provided in this Warrant, is subject to the terms and provisions contained therein. Upon certain events provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock issuable upon the exercise of the Warrant are subject to adjustment. No fractional shares will be issued upon the exercise of a Warrant. Instead, the Company shall pay the cash value thereof, determined as provided in the Warrant Agreement.

                  THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS BETWEEN CALIFORNIA RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN CALIFORNIA.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

                                KANI, INC.


                                By:  ________________________________________


                                Its: ________________________________________



                                     Attest:


                                     ________________________________________


                                     ________________________________________
                                     Secretary

                              ELECTION TO PURCHASE

                  The undersigned hereby irrevocably elects to exercise this Warrant to purchase _________ shares of Common Stock, acknowledges that it will not dispose of such shares except in compliance with Section 3(b) of the Warrant Agreement and the Securities Act of 1933, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:                  __________________________________________________
                           (Name)

                           __________________________________________________
                           (Address, Including Zip Code)

                           __________________________________________________
                           (Social Security or Tax Identification Number)


DELIVER TO:                __________________________________________________
                           (Name)

                           __________________________________________________
                           (Address, Including Zip Code)

                  In full payment of the aggregate purchase price with respect to the number of shares being purchased upon exercise of this Warrant, the undersigned hereby (check applicable payment method): (i)/ / tenders payment of $_________ by certified or bank cashier's check payable to the order of Kani, Inc. or (ii) / / hereby surrenders to the Company, Warrants to purchase ______ shares of Common Stock. If the Warrant is exercised hereby (and surrendered, as the case may be) so as to purchase fewer than all the shares of Common Stock that may be purchased pursuant to this Warrant, the undersigned requests that a new Warrant representing the number of full shares for which the Warrant has not been exercised or surrendered be issued and delivered as set forth below.

Name of Warrant holder or Assignee:_____________________________________________
                                                  (Please Print)

Address:________________________________________________________________________

________________________________________________________________________________
Signature                                   DATED:            , 199_

        (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant, with respect to the number of shares of Common Stock set forth below:

                                                                Number of                     Taxpayer
                                                                Shares of                     Identification
Name of Assignee                    Address                     Common Stock                  Number
----------------                    -------                     ------------                  --------------



and does hereby irrevocably authorize the Company to make such transfer on the Warrant Register maintained at the principal office of the Company.



Dated:_____________, 199__
                                                     ___________________________
                                                     Signature

             (Signature must conform in all respects to name of holder as specified on the face of the Warrant).